                                                     Registration No. 333-______

      As filed with the Securities and Exchange Commission on June 14, 2005
================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                                ATS MEDICAL, INC.
             (Exact name of registrant as specified in its charter)

               MINNESOTA                                 41-1595629
      (State or other jurisdiction                    (I.R.S. Employer
   of incorporation or organization)                 Identification No.)

                         3905 ANNAPOLIS LANE, SUITE 105
                          MINNEAPOLIS, MINNESOTA 55447
              (Address of registrant's principal executive offices,
                               including zip code)

                   ATS MEDICAL, INC. 2000 STOCK INCENTIVE PLAN
                                       AND
                         16 INDIVIDUAL OPTION AGREEMENTS
                            (Full title of the plans)

                                 MICHAEL D. DALE
                             CHIEF EXECUTIVE OFFICER
                                ATS MEDICAL, INC.
                         3905 ANNAPOLIS LANE, SUITE 105
                          MINNEAPOLIS, MINNESOTA 55447
                                 (763) 553-7736
                      (Name, address and telephone number,
                   including area code, of agent for service)


                                            CALCULATION OF REGISTRATION FEE
=====================================================================================================================
                                                          PROPOSED MAXIMUM       PROPOSED MAXIMUM
TITLE OF SECURITIES                   AMOUNT TO          OFFERING PRICE PER     AGGREGATE OFFERING       AMOUNT OF
  TO BE REGISTERED               BE REGISTERED(1)(2)          SHARE(3)               PRICE(3)        REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
Common Stock,
par value $0.01 per share(3)    2,113,000 Shares              $ 3.38                $ 7,141,940           $ 840.61
=====================================================================================================================

  (1) Includes 1,500,000 shares of common stock of ATS Medical, Inc. that may be offered or sold pursuant to the ATS Medical, Inc. 2000 Stock Incentive Plan and 613,000 shares of common stock of ATS Medical, Inc. to be offered or sold pursuant to 16 individual option agreements executed in connection with the hiring of certain employees of ATS Medical, Inc.

  (2) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, the number of shares of common stock being registered includes any additional securities that may become issuable according to anti-dilution provisions of the ATS Medical, Inc. 2000 Stock Incentive Plan and the option agreements.

  (3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) and (c) under the Securities Act of 1933, as amended. The proposed maximum aggregate offering price is based upon
       (i) the average of the high and low prices of the registrant's common stock traded on The Nasdaq National Market as reported in the consolidated reporting system on June 8, 2005, and (ii) the weighted average option exercise price under the 16 option agreements.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed with the Securities and Exchange Commission (the "SEC") by ATS Medical, Inc. (hereinafter "we," "us" or "ATS"), are incorporated by reference in this registration statement:

         (a) Our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2004;

         (b) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005;

         (c) Our Current Reports on Form 8-K filed on February 25, 2005, March 30, 2005, and May 10, 2005; and

         (d) The description of our common stock contained in any registration statement or report filed by us under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any amendment or report filed for the purpose of updating such description.

         All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

ITEM 4.           DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 302A.521 of the Minnesota Business Corporation Act provides that a company shall, subject to certain limitations, indemnify officers and directors made or threatened to be made a party to a proceeding by reason of that officer or director's former or present official capacity with the company. As required, we will indemnify that person against judgments, penalties, fines, settlements and reasonable expenses if the officer or director:

         o     has not been indemnified by another organization;

         o     acted in good faith;

         o has not received an improper personal benefit and Section 302A.255 regarding director conflicts of interests, if applicable, has been satisfied;

         o assuming the case is a criminal proceeding, the person had no reasonable cause to believe the conduct was unlawful; and

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         o     reasonably believed that the conduct was in the best interests of the company or, in the case of an officer or director who is or was serving at the request of the company as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the company.

         Article 9 of our Restated Articles of Incorporation, as amended to date, provides that we shall indemnify our officers and directors to the fullest extent permissible under the Minnesota Business Corporation Act, as now enacted or hereafter amended. Section 9.01 of our Bylaws provides that we shall indemnify our officers and directors under such circumstances and to the extent permitted by Section 302A.521 of the Minnesota Business Corporation Act, as now enacted or hereafter amended.

         We have established a Self-Insurance Trust Agreement to assist in funding indemnification of our directors and officers to the extent permissible under Minnesota law. We have contributed $300,000 plus interest to an irrevocable trust (the "Trust") to be invested by an independent trustee in governmental issued or insured obligations. The Trust funds may be used only for indemnification of our officers or directors or, at our direction and with the consent of the beneficiaries under the Trust, to pay directors' and officers' liability insurance premiums. The rights of the beneficiaries under the Trust are contract rights enforceable against ATS and the trustee. In addition to the Trust, since November 1995 we have maintained a liability insurance policy for our directors and officers.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.           EXHIBITS.

    4.1 Restated Articles of Incorporation, as amended to date, incorporated by reference to Exhibit 3.1 to ATS Medical, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1993.

    4.2 Bylaws, as amended to date, incorporated by reference to Exhibit 3.2 to ATS Medical, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996.

    4.3 Specimen certificate for shares of Common Stock of ATS Medical, Inc., incorporated by reference to Exhibit 4.1 to ATS Medical, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997.

    5.1    Opinion of Dorsey & Whitney LLP.

    23.1   Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

    23.2   Consent of Independent Registered Public Accounting Firm.

    24.1   Power of Attorney (included on signature page).

ITEM 9.           UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                       (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                       (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                       (iii) To include any material information with respect to
                  the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 13th day of June, 2005.

                                       ATS MEDICAL, INC.


                                       By: /s/ Michael D. Dale
                                           ------------------------------------
                                           Michael D. Dale
                                           Chief Executive Officer

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael D. Dale and John R. Judd, and each of them, the undersigned's true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the offering of shares of common stock of ATS Medical, Inc. pursuant to the 2000 Stock Incentive Plan, as amended, and 16 individual stock option agreements, to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the 13th day of June, 2005.


SIGNATURE                           TITLE
/s/ Michael D. Dale                 Chief Executive Officer, President and
--------------------------          Chairman of the Board of Directors
Michael D. Dale                     (principal executive officer)


/s/ John R. Judd                    Chief Financial Officer
--------------------------          (principal financial and accounting officer)
John R. Judd


/s/ David L. Boehnen                Director
--------------------------
David L. Boehnen


/s/ John D. Buck                    Director
--------------------------
John D. Buck


/s/ Eric W. Sivertson               Director
--------------------------
Eric W. Sivertson


/s/ Robert E. Munzenrider           Director
--------------------------
Robert E. Munzenrider

                                  EXHIBIT INDEX



EXHIBIT
NUMBER                   DESCRIPTION
-------  ----------------------------------------------------------------------

   4.1 Restated Articles of Incorporation, as amended to date, incorporated by reference to Exhibit 3.1 to ATS Medical, Inc.'s Annual Report on Form
         10-K for the year ended December 31, 1993.

   4.2 Bylaws, as amended to date, incorporated by reference to Exhibit 3.2 to ATS Medical, Inc.'s Annual Report on Form 10-K for the year ended
         December 31, 1996.

   4.3 Specimen certificate for shares of Common Stock of ATS Medical, Inc., incorporated by reference to Exhibit 4.1 to ATS Medical, Inc.'s Annual
         Report on Form 10-K for the year ended December 31, 1997.

   5.1   Opinion of Dorsey & Whitney LLP.

  23.1   Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

  23.2   Consent of Independent Registered Public Accounting Firm.

  24.1   Power of Attorney (included on signature page).